Exhibit 10.2

SHAREHOLDER AGREEMENT

Party A:               Nova Furniture Limited BVI

Address:              P.O. Box 957,

                              Offshore Incorporations Centre,

                              Road Town, Tortola, British Virgin Islands.

Party B:               ST. Joyal

Address:              701 S. Atlantic Blvd. Suite 305

                              Monterey Park, California 91754, U.S.A.

This SHAREHOLDER AGREEMENT is entered into by and between Nova Furniture Limited BVI (Party A) located at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands and ST. Joyal (Party B), located at 701 S. Atlantic Blvd, Suite 305, Monterey Park, California 91754, U.S.A. and is effective Jan 01, 2011, upon execution by both parties.

Purpose:

ST. Joyal’s investment in Nova BVI.

Date:           01-01-2011                      Place: Macau

1.	ST. Joyal invests U.S. $2.4M for 18.75% of NOVA BVI stock share.
ST. Joyal will fulfill its obligation to NOVA BVI on or before Jan 01, 2014.
2.	ST. Joyal will assist NOVA BVI to expand into the U.S. market, including establishing show rooms, logistic center, sales team and sales network.

Confidentiality

ST. Joyal and NOVA BVI both agree to abide by all state and Federal laws, rules and regulations respecting the confidentiality of the individual. Both parties agree not to divulge any information concerning any client individual to any unauthorized person without the written consent of the individual, employee, client or responsible parent or guardian.

Entire Understanding

This Shareholder agreement sets forth the entire arrangement between the parties and supersedes all prior oral and written understandings, representations, and discussions between the parties respecting the subject matter of this letter.

Governing Law

This Shareholder Agreement shall be governed by and subject to the laws of the British Virgin Islands.

Party A: Nova Furniture Limited BVI                                                                                  Party B: St. Joyal

By:  /s/ Yuen Ching Ho                                                                                                             By:  /s/ Qiang Liu
       Yuen Ching Ho                                                                                                                   Qiang Liu

Date: 01/01/2011                                                                                                                        Date: 01/01/2011